                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                       Pioneer Financial Services, Inc.
.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2)

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................

                        PIONEER FINANCIAL SERVICES, INC.
                              1750 EAST GOLF ROAD
                           SCHAUMBURG, ILLINOIS 60173

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 26, 1994

To the Holders of Common Stock of
 Pioneer Financial Services, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Holders of Common Stock of Pioneer Financial Services, Inc. will be held at The Hyatt Regency Woodfield, 1800 East Golf Road, Schaumburg, Illinois 60173, on Thursday, May 26, 1994, at 3:30 p.m., Central Daylight Time, for the purpose of considering and acting upon the following matters:

  1. To elect three Class III directors to the Board of Directors;

  2. To approve the Company's 1994 Omnibus Stock Incentive Program; and

  3. To consider and act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Stockholders of record as of the close of business on March 28, 1994, shall be entitled to notice and to vote at the meeting. The stock transfer books of the Company will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each shall be kept on file at the offices of the Company at 1750 East Golf Road, Schaumburg, Illinois 60173, and shall be subject to inspection by any stockholder during the meeting. Stockholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

By order of the Board of Directors

                                                     Robert S. Pinzur
                                                       Secretary

Schaumburg, Illinois
March 31, 1994

                                PROXY STATEMENT

                                 ------------

                        PIONEER FINANCIAL SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 1994

                              GENERAL INFORMATION

  This Proxy Statement is being furnished to the stockholders of Pioneer Financial Services, Inc., a Delaware corporation (the "Company"), 1750 East Golf Road, Schaumburg, Illinois 60173, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 26, 1994, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is March 31, 1994.

  The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

  If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxies FOR the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve), FOR the approval of the 1994 Omnibus Stock Incentive Program, and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

  The Company has two classes of stock outstanding, Common Stock and $2.125 Cumulative Convertible Exchangeable Preferred Stock ("Convertible Preferred Stock"). On March 28, 1994, 6,387,102 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the meeting. On March 28, 1994, 947,000 shares of Convertible Preferred Stock were outstanding, none of which were entitled to vote on any matters considered at the meeting. Holders of Common Stock of record as of the close of business on March 28, 1994, are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

                        PRINCIPAL HOLDERS OF SECURITIES

  The following table shows with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of March 1, 1994; and (ii) the percentage of the outstanding Common Stock so owned as of that date:

                                                          AMOUNT AND
                                                          NATURE OF
  TITLE    NAME AND ADDRESS                               BENEFICIAL    PERCENT
 OF CLASS OF BENEFICIAL OWNER                            OWNERSHIP(1)   OF CLASS
 -------- -------------------                            ------------   --------
 Common   Peter W. Nauert..............................   1,658,011(2)    25.5%
          1750 East Golf Road
          Schaumburg, Illinois 60173
          FMR Corp.....................................     530,482(3)     7.7%
          82 Devonshire Street
          Boston, Massachusetts 02109
          Credit Suisse................................     348,934(4)     5.2%
          Paradeplatz 8, 80201
          Zurich, Switzerland

- ----------
(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The percentages have been calculated by dividing the number of shares of Common Stock shown for each person by the sum of (i) the number of shares of Common Stock outstanding on March 1, 1994, and (ii) the number of shares which that particular person beneficially owns pursuant to stock options, Convertible Preferred Stock or Convertible Subordinated Debentures.

(2) Includes (i) 86,000 shares held by Mr. Nauert's children or by Mr. Nauert as custodian or as trustee for his children and 2,000 shares held of record by Mr. Nauert's wife, (ii) 115,000 shares which may be acquired pursuant to presently exercisable stock options, and (iii) shares of Common Stock held in Employee Savings and Stock Ownership Plan accounts.

(3) This amount includes 527,682 shares of Common Stock which may be acquired upon conversion of the Company's Convertible Subordinated Debentures. FMR and/or its subsidiaries have or can acquire sole power to dispose of 530,482 shares and sole power to vote 34,044 shares. This information is based upon a Schedule 13G dated February 11, 1994.

(4) All of these shares are issuable upon conversion of the Company's Convertible Subordinated Debentures and Credit Suisse will have sole voting power and investment power over any shares so acquired. This information is based upon a Schedule 13G dated February 14, 1994.

  The following table shows with respect to each director and nominee for director of the Company, each of the executive officers named in the Summary Compensation Table below, and all executive officers and directors as a group:
(i) the total number of shares of Common Stock and Convertible Preferred Stock beneficially owned as of March 1, 1994; and (ii) the percentage of the outstanding Common Stock and Convertible Preferred Stock so owned as of that date:

                               AMOUNT AND NATURE OF
                              BENEFICIAL OWNERSHIP(1)               PERCENT OF CLASS
                              -------------------------------------------------------
                                                     CONVERTIBLE          CONVERTIBLE
                                COMMON                PREFERRED    COMMON  PREFERRED
   NAME OF BENEFICIAL OWNER     STOCK                   STOCK      STOCK     STOCK
   ------------------------   -------------          -------------------- -----------
   Peter W. Nauert.........       1,658,011(2)(3)(4)            0   25.5%       *
   William B. Van Vleet....         104,709(3)(4)               0    1.6%       *
   Michael A. Cavataio.....         145,527(3)(5)          17,260    2.3%     1.8%
   Richard R. Haldeman.....           3,500(3)                  0      *        *
   Nolanda S. Hill.........          25,000(3)                  0      *        *
   Michael K. Keefe........             450(6)                  0      *        *
   Karl-Heinz Klaeser......          47,500(3)                  0      *        *
   Robert F. Nauert........          34,128(3)(4)               0      *        *
   Charles R. Scheper......          21,916(3)(4)               0      *        *
   Anthony J. Pino.........          11,318(3)(4)               0      *        *
   Joan F. Boyle...........           5,000(3)                  0      *        *
   All directors and
    executive officers as a
    group (16 persons).....       2,069,203(3)(4)(5)       17,660   30.3%     1.9%

- -----------------
  *Less than 1.0%

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The percentages have been calculated by dividing the number of shares of Common Stock shown for each person by the sum of (i) the number of shares of Common Stock outstanding on March 1, 1994, and (ii) the number of shares which that particular person beneficially owns pursuant to stock options, Convertible Preferred Stock or Convertible Subordinated Debentures.

(2) Includes 86,000 shares held by Mr. Nauert's children or by Mr. Nauert as custodian or as trustee for his children and 2,000 shares held of record by Mr. Nauert's wife.

(3) Includes shares of Common Stock which such directors and executive officers have the right to acquire within 60 days upon the exercise of stock options as follows: Mr. Peter Nauert, 115,000 shares; Mr. Van Vleet, 100,000 shares; Mr. Cavataio, 38,500 shares; Mr. Haldeman, 3,500 shares; Ms. Hill, 25,000 shares; Mr. Klaeser, 47,500 shares; Mr. Robert Nauert, 32,500 shares; Mr. Scheper, 16,000 shares; Mr. Pino, 10,000 shares; Ms. Boyle, 5,000 shares; executive officers other than named executive officers, 4,838 shares.

(4) Includes shares of Common Stock held in Employee Savings and Stock Ownership Plan accounts.

(5) Includes $153,000 in principal amount of Convertible Subordinated Debentures held directly by Mr. Cavataio and 5,612 shares of Common Stock, 2,092 shares of Convertible Preferred Stock and $11,000 in principal amount of Convertible Subordinated Debentures held of record by, or in trust for the benefit of, members of Mr. Cavataio's immediate family.

(6) Represents 400 shares held by Mr. Keefe's wife and 50 shares held by Mr. Keefe's children.

                             ELECTION OF DIRECTORS

  At the annual meeting of stockholders, three Class III directors are to be elected to hold office for a term of three years or until their successors are elected and qualified. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected, and abstentions and broker non-votes will have no effect. For purposes of the meeting, a quorum means a majority of the outstanding shares of Common Stock. In determining whether a quorum exists, all shares represented in person or by proxy will be counted. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. The following table sets forth the nominees and continuing directors of the Company.

                             NOMINEES FOR ELECTION

                                      POSITIONS WITH COMPANY, BUSINESS
          NAME           AGE        EXPERIENCE, AND OTHER DIRECTORSHIPS
          ----           ---        -----------------------------------
CLASS III (TERM EXPIRES
 1997)
Peter W. Nauert.........  50 Chief executive officer and a director of the
                             Company since its incorporation in 1982. Chairman
                             of the Company since 1988 and President from 1982
                             to 1988 and since September 1991. Executive
                             officer of one or more of the Company's insurance
                             subsidiaries since 1968. From 1975 to date,
                             Chairman of Pioneer Life Insurance Company of
                             Illinois ("Pioneer Life"). Director and officer of
                             various other subsidiaries of the Company.
Robert F. Nauert........  69 Director of the Company since November 16, 1991. A director and president of Pioneer Life since 1988.
                             Director and officer of various subsidiaries of
                             the Company. Mr. Nauert is the brother of Peter W.
                             Nauert.
Michael K. Keefe........  49 Director of the Company since March 18, 1994. Mr.
                             Keefe has been Chief Executive Officer and
                                                                               Chairman of the Board of Keefe Real Estate, Inc.,
                             aCONTINUINGfDIRECTORSamily owned real estate brokerage operation since 1982. Mr. Keefe has also been Chairman of
                             the Board of Southern Wisconsin Bankshares, Inc.
                             since 1988.
CLASS I (TERM EXPIRES
 1995)
Michael A. Cavataio.....  50 Director of the Company since 1986. President of
                             Lillians, a chain of retail clothing stores, since
                             1980.
Nolanda S. Hill.........  49 Chairman and chief executive officer of Corridor
                             Broadcasting Corporation since 1984. From 1976 to
                             1984, chief executive officer and chief financial
                             officer of National Business Network, a television
                             station.

                                      POSITIONS WITH COMPANY, BUSINESS
          NAME           AGE        EXPERIENCE, AND OTHER DIRECTORSHIPS
          ----           ---        -----------------------------------
William B. Van Vleet....  69 Executive Vice President of the Company since
                             1986, general counsel from 1982 to 1988 and since
                             June 1991 and a director since 1982. A director
                             and general counsel of Pioneer Life since 1948.
                             Director and officer of various subsidiaries of
                             the Company.
CLASS II (TERM EXPIRES
 1996)
Richard R. Haldeman.....  51 Director of the Company since 1986 and Secretary from 1988 to June 1990. Partner of Haldeman &
                             Associates, a law firm, since June 1990. Haldeman
                             & Associates provided legal services to the
                             Company during 1993. Partner of Williams &
                             McCarthy, P.C., a law firm, from 1975 to May 1990.
Karl-Heinz Klaeser......  62 Director of the Company since 1986. Director of
                             LSW Holding Corporation and Insurance Investors
                             Life Insurance Company and Chairman of the Board
                             of Life Insurance Company of the Southwest since
                             1989. Director of Personal Assurance Company PLC
                             (United Kingdom) since 1991.

MEETINGS OF THE BOARD OF DIRECTORS

  During 1993, the Board of Directors met four times and acted by written consent five times. During 1993, each director attended at least 75% of the aggregate number of meetings of the Board and the respective Committees on which he or she served while a member thereof, except for Nolanda S. Hill.

CERTAIN FILINGS

  Directors and officers of the Company file periodic reports regarding ownership of Company securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1993, all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them except that during 1993 Thomas Brophy, who was elected as a Senior Vice President in November, was late in filing his initial Form 3 and a Form 4.

BOARD COMMITTEES

  The Board of Directors has five standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating Committee. The Executive Committee met sixteen times, the Audit Committee met three times, the Compensation Committee met four times, the Investment Committee met nine times and the Nominating Committee met once in 1993.

  The Executive Committee, which is composed of Peter W. Nauert, William B. Van Vleet and Michael A. Cavataio, is empowered to exercise the powers of the Board of Directors in the management of the business and affairs of the Company, except as provided in the Company's Certificate of Incorporation or as limited by the provisions of the General Corporation Law of Delaware or the resolutions of the Board of Directors regarding the Executive Committee.

  The Audit Committee is composed of Michael A. Cavataio, Nolanda S. Hill and Karl-Heinz Klaeser. Peter W. Nauert and William B. Van Vleet also participate as non-voting members of the Audit Committee.

The duties of the Committee are to recommend to the Board of Directors the appointment of the independent accountants for the following year, and to review the scope of the audit, the independent auditors' report and the auditors' comments relative to the adequacy of the Company's system of internal controls, the results of the Company's external audits, and accounting policies. The Committee also recommends to the Board of Directors changes in directors' fees.

  The Investment Committee is composed of Robert F. Nauert, Michael A. Cavataio and Peter W. Nauert. Charles R. Scheper, an Executive Vice President of the Company, and Philip J. Fiskow and Val Rajic, both of whom are Vice Presidents of the Company, also participate as non-voting members of the Investment Committee. The duties of the Committee are to determine the Company's investment strategies, review the performance of investments and the recommendations of the Company's investment managers and decide which investment managers the Company will retain.

  The Compensation Committee is composed of Karl-Heinz Klaeser, Michael K. Keefe and Michael A. Cavataio. Peter W. Nauert also participates as a non-voting member of the Compensation Committee. The duties of the Committee are to review management compensation levels and provide recommendations regarding salaries and other compensation for certain of the Company's officers, including bonuses and awards, grants of stock options, and new employee benefit or other incentive programs.

  The Nominating Committee is composed of Peter W. Nauert, William B. Van Vleet and Michael A. Cavataio. The duties of the Committee are to review and recommend to the Board of Directors potential directors of the Company. Under the Company's By-Laws, the Secretary must receive written notice of stockholder nominations at least 20 days prior to the meeting of stockholders. Such notice must set forth all information with respect to each such nominee as required by the Securities and Exchange Act of 1934 and the rules thereunder. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected, and confirming the information contained in the notice.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's senior managers with those of its stockholders. In furtherance of these goals, the Company relies on annual incentive compensation through a bonus program and on stock options to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation encourage a focus on building profitability and stockholder value.

  Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual bonus and in some instances, longer-term incentive compensation in the form of stock options. The annual bonus and stock options are more closely tied to the Company's success in achieving significant financial and non-financial performance goals.

  The base salary of each executive officer is at a level that the Committee believes appropriate in light of an individual's level and scope of responsibility, pay levels in the insurance and managed care industries, and the ability of the Company to recruit and retain executives. Salaries for executives are reviewed by the Committee on an annual basis and may be increased at that time based on the individual's contribution to the Company or changes in the competitive level of pay. The Chief Executive Officer of the Company serves under an employment agreement which establishes a base salary, which amount may be increased at the discretion of the Board of Directors. The Compensation Committee reviews and recommends to the Board of Directors adjustments to the base salary of the Chief Executive Officer, if appropriate, based on competitive compensation data, his broad responsibilities due to his roles as Chairman, Chief Executive Officer and

President and the Committee's assessment of his past performance and its expectation as to the importance of his future contributions in leading the Company and its business. In 1991, Mr. Nauert was also elected President of the Company. Prior to this time, the individual performing this function had been receiving a base salary of $375,000. Also in 1991 Mr. Nauert assumed the positions of Chairman and Chief Executive Officer of Direct Financial Services, Inc. and National Benefit Plans, Inc., two of the Company's subsidiaries.

  In 1992, the Company adopted a bonus program for executive officers and other senior executives under which a bonus pool would be funded depending on the extent to which key objectives for the year are achieved. Objectives for 1993 included earnings goals, both on a statutory and on a Generally Accepted Accounting Principles ("GAAP") basis. The Committee established minimum, target and maximum earnings goals. The size of the bonus pool was based upon the extent to which these goals were achieved. The bonus pool was then divided among the senior officers according to their salary and level of responsibility within the Company. Many of the profitability objectives set by the Company for 1993 were achieved. Therefore, senior executives received bonuses which were higher than those received in 1992. In determining the Chief Executive Officer's bonus award for 1993, the Committee focused on his total compensation, the Company's results in 1993 and the report of its outside advisor which is described below. In addition, the Chief Executive Officer was granted a one-time bonus in recognition of his contribution toward the Company's successful offering of Convertible Subordinated Debentures in 1993.

  During each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's Non-Qualified Stock Option Plan, which provides an avenue for granting longer-term incentives. In addition, the Board of Directors is proposing for stockholder approval the 1994 Omnibus Stock Incentive Program. This Plan will provide to the Compensation Committee the ability to grant a wide variety of stock-related compensation arrangements. Factors considered by the Committee in determining when to grant options and other awards and the size of such awards include the time and size of prior awards to the Chief Executive Officer and other executives, competitive practice, and the executive's level of contribution to the Company. The Committee believes that its past grants of options have focused the Company's senior management on building profitability and stockholder value.

  In 1993 the Company adopted a program to encourage senior executives of the Company to become shareholders of the Company thereby more closely aligning the interests of such executives with those of the stockholders. Under this program, the Company has established target levels of stock ownership for the various levels of senior officers. Until the officer reaches the target level of ownership, the Company will grant the officer an option to purchase one share of Common Stock for each share the officer purchases on the open market. After the target level is reached, two options are granted for each share of Common stock which is so purchased.

  Internal Revenue Code amendments adopted in 1993 impose a limit on the tax deduction for certain executive compensation payments, beginning in 1994. Such amendments limit the deductibility for federal income tax purposes of annual compensation paid by the Company to its Chief Executive Officer and the four other highest paid executives for amounts greater than $1 million unless certain conditions are met. The Company's cash salary and bonus programs will not qualify for the exception to this limit for "performance based" compensation. However, only one of the Company's executives is currently receiving cash compensation above the $1 million limit. The Company is proposing that shareholders approve the 1994 Omnibus Stock Incentive Program. If approved, compensation in the form of stock options and stock appreciation rights granted under the Plan should continue to be eligible for a full tax deduction.

  The Compensation Committee has retained an outside advisor to work for the Committee, with the assistance and cooperation of management, to identify opportunities to further strengthen the effectiveness of the executive compensation program in support of shareholder interests. In addition, at the Committee's request, this advisor conducted a study of the compensation received by the chief executive officers of twenty-two insurance companies and six companies providing managed care services. Based upon this study and certain assumptions the advisor determined that from a competitive pay perspective, the compensation opportunities under the Chief Executive Officer's current compensation package (without considering the loan provided to the Chief Executive officer pursuant to his employment agreement), appeared reasonable and appropriate.

March 25, 1994                          COMPENSATION COMMITTEE

                                          Michael A. Cavataio
                                          Karl Heinz-Klaeser
                                          Michael K. Keefe
                                          Peter W. Nauert (nonvoting member)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Peter W. Nauert, an officer of the Company, is a non-voting member of the Compensation Committee. Mr. Cavataio received $25,000 from the Company in 1993 as compensation for investment advisory services.

                             EXECUTIVE COMPENSATION

  The table below sets forth certain information concerning compensation received for services in all capacities to the Company for the fiscal years ended December 31, 1993, 1992 and 1991, of those persons who were, at December 31, 1993 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                              LONG TERM COMPENSATION
                                                           -----------------------------
                                 ANNUAL COMPENSATION              AWARDS         PAYOUTS
                              ---------------------------  --------------------- -------
                                                  OTHER
                                                  ANNUAL   RESTRICTED SECURITIES
  NAME AND PRINCIPAL                             COMPENSA-   STOCK    UNDERLYING  LTIP       ALL OTHER
       POSITION          YEAR  SALARY  BONUS(1)   TION(2)    AWARDS    OPTIONS   PAYOUTS COMPENSATION(2)(3)
  ------------------     ---- -------- --------  --------  ---------- ---------- ------- ------------------
Peter W. Nauert,
 Chairman of the Board,  1993 $875,000 $419,534    -0-       $-0-       90,000    $-0-        $11,253
 Chief Executive         1992  878,200    8,450    -0-        -0-        -0-       -0-          6,783
 Officer & President     1991  621,172  208,500     --        -0-        -0-       -0-           --
Charles R. Scheper,(4)
 Executive Vice          1993  225,000   88,718    -0-        -0-        -0-       -0-         10,462
 President               1992  175,000   50,222    -0-        -0-        -0-       -0-          5,851
                         1991  111,978  147,000     --        -0-        -0-       -0-           --
Joan F. Boyle,(5)        1993  225,000   78,554    -0-        -0-       25,000     -0-            740
 Senior Vice President   1992   63,068   36,600    -0-        -0-        -0-       -0-         40,168
                         1991    --       --        --         --         --       --            --
Anthony J. Pino,(6)
 Executive Vice          1993  212,500   33,463    -0-        -0-        -0-       -0-          8,471
 President               1992  175,618   53,195    -0-        -0-       25,000     -0-          1,408
                         1991  112,499  118,000     --        -0-        -0-       -0-           --
William B. Van Vleet,
 Executive Vice          1993  250,000   63,001    -0-        -0-        -0-       -0-         12,577
 President &             1992  211,334   65,665    -0-        -0-        -0-       -0-         12,127
 General Counsel         1991  153,142  153,000     --        -0-        -0-       -0-           --

- -----------------
(1) The bonus amounts are payable pursuant to the Employee Bonus Program described above under the caption "Compensation Committee Report on Executive Compensation". Certain amounts paid or payable in 1993 were for services rendered in 1992 and certain amounts paid or payable in 1992 were for services rendered in 1991.

(2) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission's Staff, amounts of Other Annual Compensation and All Other Compensation are excluded for the Company's 1991 fiscal year.

(3) Amounts of All Other Compensation consist of (i) amounts contributed or accrued for fiscal 1993 and 1992 under the Company's Employee Savings and Stock Ownership Plan for Mr. Nauert ($10,029 and $6,087), Mr. Scheper ($10,029 and $5,443), Mr. Pino ($7,513 and $1,000) and Mr. Van Vleet
    ($9,742 and $7,087), (ii) payments for group term life insurance made by the Company in fiscal 1993 and 1992 for Mr. Nauert ($1,224 and $696), Mr. Scheper ($433 and $408), Ms. Boyle ($740 and $174), Mr. Pino ($740 and $408) and Mr. Van Vleet ($2,835 and $5,040), and (iii) moving expenses paid by the Company in 1992 for Ms. Boyle ($39,994) and in 1993 for Mr. Pino ($218).

(4) Includes compensation received for services to the Company prior to his election as Vice President on June 21, 1991.

(5) Ms. Boyle was initially hired by the Company on October 21, 1992.

(6) Mr. Pino was initially hired by the Company on June 24, 1991.

  The following tables summarize option grants during the fiscal year ended December 31, 1993, to the Named Officers and the value of the options held by such persons at the end of such fiscal year. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 1993. The Company does not maintain any pension plans or any supplementary pension award plans.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                             POTENTIAL
                                                                         REALIZABLE VALUE
                                                                         AT ASSUMED ANNUAL
                                                                          RATES OF STOCK
                                                                               PRICE
                                                                         APPRECIATION FOR
                                        INDIVIDUAL GRANTS                   OPTION TERM
                         ----------------------------------------------- -----------------
                         NUMBER OF  PERCENTAGE OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING  GRANTED TO   EXERCISE OR
                          OPTIONS   EMPLOYEES IN  BASE PRICE  EXPIRATION
  NAME                    GRANTED    FISCAL YEAR  (PER SHARE)  DATE(2)      5%       10%
  ----                   ---------- ------------- ----------- ---------- -------- --------
Peter W. Nauert.........   90,000         40%        $5.50     2/28/03   $256,500 $701,100
Joan F. Boyle...........   25,000         11%        $5.50     2/28/03     71,250  194,750

- -----------------
(1) None of the other Named Officers were granted options during the last fiscal year.

(2) The options terminate at the earlier of ten years from the date of grant or one year from date of termination of employment with the Company. Mr. Nauert's options are 100% vested and Ms. Boyle's options vest at a rate of 20% per year.

                       OPTION VALUES AT DECEMBER 31, 1993

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS AT            IN-THE-MONEY OPTIONS
                                 DECEMBER 31, 1993      AT DECEMBER 31, 1993(1)
                             ------------------------- -------------------------
   NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                      ----------- ------------- ----------- -------------
Peter W. Nauert.............   115,000         -0-      $977,500     $    -0-
Charles R. Scheper..........    12,000       8,000       102,000       68,000
Joan F. Boyle...............       -0-      25,000           -0-      212,500
Anthony J. Pino.............    10,000      15,000        33,750      135,000
William B. Van Vleet........   100,000         -0-       712,750          -0-

- -----------------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on that date ($14.00).

DIRECTORS' COMPENSATION

  Directors of the Company currently receive fees of $25,000 per year. Directors who are chairmen of the Company's executive, investment, audit and compensation committees receive additional fees of $25,000 per year. All directors are reimbursed for travel expenses. Mr. Cavataio also received $25,000 from the Company in 1993 as compensation for investment advisory services.

EMPLOYMENT AND OTHER AGREEMENTS

  Mr. Nauert serves as Chairman and Chief Executive Officer of the Company and its subsidiaries under an employment agreement which, unless earlier terminated by either the Company or Mr. Nauert, will be automatically renewed on December 31, 1996 and every three years thereafter. Under this agreement, Mr. Nauert is paid an annual salary of $600,000, which amount may be increased at the discretion of the Board of Directors, and an annual bonus as determined by the Compensation Committee of the Board of Directors, based upon achieving the Company's performance standards which are established by such committee. In addition, pursuant to this Agreement the Company extended to Mr. Nauert a three year term loan in the amount of $1,300,000 which accrues interest at an annual rate of 3.71%. Up to 50% of the principal amount of this loan may be forgiven if the following goals are achieved. If the Company has aggregate fully diluted net income per common share of $4.50 during the period from January 1, 1994 to December 31, 1996, then $325,000 in principal amount of the loan shall be forgiven. If, during this same period, the Company has aggregate fully diluted net income per common share in excess of $4.50, then, in addition to the $325,000 previously forgiven, an amount of the loan equal to the amount by which net income per common share exceeds $4.50, divided by $3.00 and multiplied by $975,000 shall be forgiven, provided that in no event shall more than $650,000 of the loan be forgiven. The employment agreement is terminable by the Company with or without cause. In the event of termination with cause, the agreement provides that Mr. Nauert will receive his then current salary through the date of termination. In the event of termination by the Company without cause or termination by Mr. Nauert for good reason, Mr. Nauert will receive the present value, discounted at an annual rate of 8%, of twenty-four months of his salary at the level payable at the date of such termination. In the event Mr. Nauert's employment is terminated by the Company without cause or by Mr. Nauert for good reason within two years following a change in control of the Company, and in lieu of the termination payments described above, the Company will pay Mr. Nauert an amount equal to three times his annual salary at the date of such termination. Any payment to be received by Mr. Nauert upon a change of control of the Company or the termination of Mr. Nauert's employment will be subject to increase if such payment is subject to excise tax under
Section 4999 of the Internal Revenue Code. Pursuant to the employment agreement, Mr. Nauert agreed not to compete with the Company for a period of twelve months after the termination of his employment unless he is terminated without cause or there has been a change in control of the Company prior to such termination. Mr. Nauert has agreed that during the term of his employment he will retain, directly or indirectly, ownership of not less than one million shares of Common Stock. In addition, Mr. Nauert has agreed that until his employment is terminated and so long as the market price of the Common Stock of the Company is less than $12 per share, he will not sell or transfer his shares of Common Stock (other than transfers to family members) without first offering such shares to the Company.

  Mr. Nauert also serves as Chairman, Chief Executive Officer and President of Design Benefit Plans, Inc. and Direct Financial Services, Inc., two subsidiaries of the Company, and is party to three-year employment agreements terminating on December 31, 1994 with each of these subsidiaries. The agreements contain substantially the same terms as the employment agreement between Mr. Nauert and the Company, except Mr. Nauert's annual salaries under the employment agreements with the Company's subsidiaries are not less than $250,000 and $150,000, respectively, and Mr. Nauert has not been extended any loans under those agreements. Also, the employment agreements with such subsidiaries provide that, subject to the approval of the Company's Compensation Committee, Mr. Nauert is entitled to a bonus from each such subsidiary equal to ten percent of such subsidiary's annual net income. However, pursuant to Mr. Nauert's employment agreement with the Company, Mr. Nauert has waived his right to these bonuses.

                         STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Wilshire 5000 index and the Wilshire Insurance index for the period of five fiscal years commencing December 31, 1988 and ended December 31, 1993. This graph assumes that $100 was invested on December 31, 1988 and that all dividends were reinvested.

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              FIVE YEAR CUMULATIVE
                                 TOTAL RETURNS

                             (GRAPH APPEARS HERE)

                           1988       1989       1990       1991       1992       1993
  ------------------------------------------------------------------------------------
    Pioneer Financial      100        157         57         57         44        127
  ------------------------------------------------------------------------------------
    Wilshire 5000          100        129        121        163        177        197
  ------------------------------------------------------------------------------------
    Wilshire Insurance     100        141        123        162        202        213


CERTAIN TRANSACTIONS

  The law firm of Haldeman & Associates performed services on behalf of the Company during 1993. Mr. Haldeman, a director of the Company, is a partner of Haldeman & Associates. In 1993, the Company paid Haldeman & Associates a total of $73,000 for legal services rendered to the Company and its subsidiaries. Also, during 1993 Haldeman & Associates paid the Company $20,400 in connection with a lease for office space and furniture. The Company believes that the amounts charged by the Company in connection with the lease of office space are on terms no less favorable to the Company than it could have obtained from unaffiliated parties.

  In 1993, the Company paid a transportation company owned by Mr. Nauert a total of $81,000 on a per use basis, for transportation of employees and agents, and had outstanding a loan of $25,000 to such transportation company, which was due on demand together with interest at an annual rate of 10%. The Company believes that the rates charged to the Company were the same as those charged to unaffiliated third parties, and that the loan was on terms no less favorable to the Company than it could have obtained from unaffiliated parties.

  In 1993, certain of the Company's marketing subsidiaries paid rent of approximately $107,000 and parking fees of approximately $12,000 to a partnership in which Mr. Nauert owns a 50% interest. The Company believes that the rates charged to the Company's subsidiaries were the same as those charged to unaffiliated third parties.

  In 1993, Mr. Cavataio was engaged by the Company as an investment advisor to help manage the Company's investment portfolio. Pursuant to this arrangement, Mr. Cavataio received compensation of $25,000 in 1993.

  Any future transactions between the Company and its officers, directors, principal stockholders or the affiliates of any of them will be on negotiated terms no less favorable to the Company than could be obtained from unaffiliated parties.

                            PROPOSAL TO APPROVE THE
                      1994 OMNIBUS STOCK INCENTIVE PROGRAM

BACKGROUND

  The Board of Directors is proposing for stockholder approval the 1994 Omnibus Stock Incentive Program (the "Plan"). The purpose of the Plan is to enable the Company to offer officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between such employees and the Company's stockholders. Reference should be made to Exhibit A for a complete statement of the provisions of the Plan which are summarized below.

  In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan will allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

SHARES AVAILABLE

  The Plan provides that the number of shares available to be granted as awards in each fiscal year will equal fifteen percent of the adjusted average number of shares of Common Stock outstanding used by the Company to calculate fully diluted earnings per share for the preceding fiscal year. For 1994, 1,609,605 shares would be available for new awards under the Plan. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of option shares or SARs which may be awarded to any participant in any year during the term of the Plan is 100,000 shares. If there is a lapse, expiration, termination or cancellation of any option, right or award prior to the issuance of shares or the payment of the equivalent thereunder or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan.

ADMINISTRATION

  The Plan provides for administration by a committee (the "Committee"), to be comprised of either the Compensation Committee of the Board or another committee designated by the Board. Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerations of awards.

ELIGIBILITY FOR PARTICIPATION

  Officers and other key employees of the Company or any of its subsidiaries are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Plan is 88.

  In addition, each new Director of the Company, upon initial election as a Director, shall be granted a stock option for 25,000 shares of Common Stock with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

TYPES OF AWARDS

  The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; and (4) performance awards. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

STOCK OPTIONS

  Under the Plan, the Committee may grant awards in the form of options to purchase shares of Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price of a stock option will not be less than 85 percent of the fair market value of the Common Stock on the date the option is granted. The option price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, or a combination thereof or such other consideration as the Committee may deem appropriate.

STOCK APPRECIATION RIGHT (SARS)

  The Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of its exercise.

  A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related tandem SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.

STOCK AWARDS

  The Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock ("Stock Awards"). Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time.

PERFORMANCE AWARDS

  The Plan allows for the grant of performance awards which may take the form of cash, performance units, performance shares, or any combination thereof. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance objectives. The length of the performance period, the performance objectives to be achieved and the measure of whether and to what degree such objectives have been achieved will be determined by the Committee. Amounts earned under performance awards may be paid in cash or shares of Common Stock.

OTHER TERMS OF AWARDS

  The Plan provides that awards shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of such person.

  Upon the grant of any award, the Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Plan. No award shall be made more than ten years after the date of approval of the Plan by the Company stockholders. The Board of Directors reserves the right to amend, suspend or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.

  The Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation, or reorganization, or issuance of shares without new consideration to the Company.

FEDERAL TAX TREATMENT

  Under current law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the Plan.

  A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

  A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

  The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

  A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

  The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded. The Company will receive a corresponding tax deduction.

  A participant who has been granted performance awards will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of the shares delivered and the Company will have a corresponding tax deduction.

STOCK PURCHASE OPTIONS

  In 1993 the Company adopted a program to encourage senior executives of the Company to become shareholders of the Company thereby more closely aligning the interests of such executives with those of the stockholders. Under the program, the Company has established target levels of stock ownership for the various levels of senior officers. Until the officer reaches the target level of ownership, the Company will grant the officer an option to purchase one share of Common stock for each share the officer purchases on the open market. After the target level is reached, options for two shares of Common Stock are granted for each share which is so purchased. Such options will be granted under the Plan if the Plan is approved.

NEW PLAN BENEFITS

  The following table sets forth, for the persons or groups indicated, the number of securities underlying options to be initially granted under the Plan.

                                                               1994 OMNIBUS
                                                             INCENTIVE PROGRAM
                                                           ---------------------
                                                           SECURITIES UNDERLYING
                                                           OPTIONS TO BE GRANTED
                                                           ---------------------
   Peter W. Nauert........................................         11,000(3)
   Charles R. Scheper.....................................          4,596(3)
   Joan F. Boyle..........................................              0
   Anthony J. Pino........................................            312(3)
   William B. Van Vleet...................................              0
   Executive Officers.....................................        151,504(1)(3)
   Non-Executive Director Group...........................         28,804(2)(3)
   Non-Executive Officer Employee Group...................         63,294(3)

- -----------------
(1) Includes an option to acquire 25,000 shares to be granted to an executive officer of the Company.

(2) Includes an option to acquire 25,000 shares to be granted to Michael K. Keefe as a result of his initial election as a director.

(3) Includes options to be granted pursuant to the Company's program whereby an officer who purchases a share of Common Stock on the open market is granted an option to purchase an additional share of Common Stock. See "Stock Purchase Options" and "Compensation Committee Report on Executive Compensation."

OTHER INFORMATION

  The closing price of the Common Stock reported on the New York Stock Exchange Composite Transactions listed for March 23, 1994 was $13.625 per share.

  The affirmative vote of holders of a majority of the voting power of all shares represented at the meeting is required for approval of the Plan. Abstentions will count as a vote against the proposal, and broker non-votes will have no effect on the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1994 OMNIBUS STOCK INCENTIVE PROGRAM.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's financial statements for the year ended December 31, 1993 were audited by Ernst & Young, independent auditors. Ernst & Young has been engaged as the Company's independent auditors for fiscal year 1994. Representatives of Ernst & Young are expected to attend the annual meeting to make an appropriate statement if they desire and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1994 ANNUAL MEETING

  Stockholder proposals intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting no later than December 1, 1994.

                                 OTHER MATTERS

  The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

  All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

                           TREATMENT OF CERTAIN VOTES

  Each stockholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. If an individual has signed a proxy card but failed to indicate a vote "for," "against" or "abstaining" from a particular proposal, such proxy will be voted in favor of management with respect to such proposal or in accordance with the discretion granted to the proxies.

By order of the Board of Directors.

                                        Robert S. Pinzur
                                          Secretary

Schaumburg, Illinois
March 31, 1994

                                   EXHIBIT A

                        PIONEER FINANCIAL SERVICES, INC.

                      1994 OMNIBUS STOCK INCENTIVE PROGRAM

  1. Purpose. The Pioneer Financial Services, Inc. 1994 Omnibus Stock Incentive Program (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Pioneer Financial Services, Inc. and its subsidiaries (the "Company"), by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

  2. Administration. The Plan will be administered by the Compensation Committee of the Board of Directors or another committee (the "Committee") appointed by the Board of Directors of the Company from among its members which shall be comprised of not less than two non-employee members of the Board provided, however, that as long as the Common Stock of the Company is registered under the Securities Exchange Act of 1934, members of the Committee must qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation (S)240.16b-3. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

  3. Participants.

  (a) Participants will consist of such officers and key employees of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of the participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

  (b) In addition, each Director of the Company, upon his initial election as a director shall be granted a stock option for 25,000 shares of Common Stock with an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of grant.

  4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, and (d) Performance Units, all as described below (collectively "Benefits").

  5. Shares Reserved under the Plan. For each fiscal year of the Company from and including the year ending December 31, 1994, the number of shares of Common Stock available for Benefits under this Plan shall be equal to fifteen percent (15%) of the adjusted average Common Stock outstanding used by the Company to calculate fully diluted earnings per share for the prior fiscal year. The maximum number of shares of Common Stock which may be available for the award of Benefits to any participant in any fiscal year of the Company shall not exceed 100,000 shares. Any shares subject to Stock Options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, expiration or termination of any such options, rights or awards prior to issuance of the shares or the payment of the equivalent or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, subject to any Securities and Exchange Commission rules regarding the availability of such shares.

  6. Stock Options. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

  (a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted and provided further that the per-share exercise price for Nonqualified Stock Options shall not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted.

  (b) Payment of Exercise Price. The option exercise price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or a combination thereof, or such other consideration as the Committee may deem appropriate. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

  (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided, however, that no Stock Options shall be exercisable earlier than six months after the date they are granted. In addition, Nonqualified Stock Options shall not be exercisable later than fifteen years after the date they are granted and Incentive Stock Options shall not be exercisable later than ten years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

  (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue
Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.00. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

  7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to Stock Options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

  (a) A Stock Appreciation Right relating to a Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option may be made part of such option only at the time of its grant.

  (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from not less than 85% of the Fair Market Value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

  (c) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the term of the related option, if any, or (ii) fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

  8. Stock Awards. Stock Awards will consist of Common Stock transferred to participants without other payments therefor as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The Stock Awards shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

  9. Performance Awards.

  (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may take the form of, as determined by the Committee, without limitation, cash, shares of Common Stock, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

  (b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

  (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Participant may elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

  10. Adjustment Provisions.

  (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Benefits under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Benefit and the reference price or Fair Market Value for each outstanding Benefit shall be adjusted so that the net value of such Benefit shall not be changed.

  (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Benefit:

    (1) any Participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition; or

    (2) any Participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right.

  The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

  (c) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Benefits or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

  (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligations to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Benefits under this Plan shall be increased accordingly.

  11. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

    (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

    (b) To the extent that the deceased participant was entitled to do so at the date of his death.

Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of a Benefit by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.

  12. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of Shares acquired under any form of Benefit, provisions for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company, provisions for the payment of the value of Benefits to participants in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with Federal and State securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

  13. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the mean between the highest and lowest sale prices for the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

  14. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a Nonqualified Stock Option or a Stock Appreciation Right or (b) the receipt or vesting of Stock Awards, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

  15. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

  16. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the date of the approval of this Plan by the shareholders of the Company; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Benefits that may be granted under the Plan; (iii) materially modify the requirements as to eligibility for Benefits under the Plan; (iv) result in any member of the Committee losing his or her status as a disinterested person under Securities and Exchange Commission Regulation (S)240.16b-3; (v) result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3; or (vi) extend the term of this Plan.

  17. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

  18. Stockholder Approval. The Plan was adopted by the Board of Directors of the Company on March 18, 1994. The Plan and any Benefits granted thereunder shall be null and void if stockholder approval is not obtained within twelve
(12) months of the adoption of the Plan by the Board of Directors.

- --------------------------------------------------------------------------------
                                                                           /5789
(X) Please mark your votes as in this example

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR the approval of the 1994 Omnibus Stock Incentive Plan.

- --------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR election of directors and FOR the approval of the 1994 Omnibus Stock Incentive Program.
- --------------------------------------------------------------------------------

                                                          FOR  WITHHELD
1.  Election of Directors (see reverse)                   ( )    ( )

For, except vote withheld from the following nominee(s):

________________________________________________________

                                                          FOR  AGAINST   ABSTAIN
2.  Approval of the 1994 Omnibus Stock Incentive Program. ( )    ( )       ( )


3. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


                                  Change of Address/Comments on Reverse Side ( )

                                  Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  ----------------------------------------------

                                                                           ,1994
                                  ----------------------------------------------
                                  SIGNATURE(S)                           DATE

- --------------------------------------------------------------------------------

                       PIONEER FINANCIAL SERVICES, INC.

PROXY                  --------------------------------

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       Annual Meeting to be held May 26, 1994 at 3:30 P.M. Central Time

The undersigned hereby appoint(s) Peter W. Nauert and William B. Van Vleet, and each of them, proxies of the undersigned (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of Pioneer Financial Services, Inc. (the "Company") that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the meeting, including:

                                                 COMMENTS: (change of address)
Election of Class III Directors,
Nominees: CLASS III (Term expires 1997)        ---------------------------------
Peter W. Nauert
Robert F. Nauert                               ---------------------------------
Michael K. Keefe
                                               ---------------------------------

                                               ---------------------------------
                                               (If you have written in the above
                                               space, please mark the
                                               corresponding box on the reverse
                                               side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                                SEE REVERSE SIDE
- --------------------------------------------------------------------------------